                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                       AMERICAN NATIONAL CAN GROUP, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of American National Can Group, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

          BY MAIL:                       BY HAND:                      BY COURIER:
       Citibank, N.A.                 Citibank, N.A.             915 Broadway, 5th Floor
        P.O. Box 685              Corporate Trust Window           New York, NY 10010
     Old Chelsea Station        111 Wall Street, 5th Floor
     New York, NY 10113             New York, NY 10043

                                BY FACSIMILE TRANSMISSION:
                                (For Eligible Institutions
                                           only)
                                      (212) 505-2248

                                     CONFIRM FACSIMILE
                                       TRANSMISSION:
                                     By telephone only
                                      (800) 270-0808

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Rexam Acquisition Subsidiary Inc., a Delaware corporation (the "Purchaser") and a wholly owned indirect subsidiary of Rexam PLC, a public limited company organized under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 10, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

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
-------------------------------------------        -------------------------------------------

Number of Shares                                   Name(s) of
                                                   Record Holder(s):
Certificate Nos. (if available)
                                                                   PLEASE PRINT

                                                                                   Address(es):
(Check box if Shares will be tendered by
book-entry transfer)                                                                 (Zip Code)

/ / The Depository Trust Company                   Daytime Area Code and Tel. No.:

Account Number                                     Signature(s):

Dated
-------------------------------------------        -------------------------------------------
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                                       2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a participant in the Security Transfer
Agents Medallion Program or the New York Stock Exchange Guarantee Program or the
Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock
Exchange trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.

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
-------------------------------------------        -------------------------------------------

Name of Firm:                                                  AUTHORIZED SIGNATURE

Address:                                           Name:
                                                               PLEASE TYPE OR PRINT

                                    Zip Code

Area Code and Tel. No:                             Title:

                                                   Dated:
-------------------------------------------        -------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3